                                                                  EXHIBIT 10.31A

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                LICENSE AGREEMENT


        THIS LICENSE AGREEMENT (this "Agreement"), effective as of March 15, 2000 (the "Effective Date"), is by and between the following parties:

Specialty Laboratories, having a principal place of business at 2211 Michigan Avenue, Santa Monica, California 90404 ("SPECIALTY"), and

Gen-Probe Incorporated, a Delaware corporation, having its principal place of business at 10210 Genetic Center Drive, San Diego, California 92121-4382 ("GEN-PROBE").

                                    PREAMBLE

        A. GEN-PROBE owns certain patents listed in Exhibit A covering compositions and processes for detecting ribosomal nucleic acid subsequences belonging to groups of non-viral organisms.

        B. SPECIALTY and its Affiliates are engaged in the business of running reference laboratories and conducting testing on patient samples requested by third party customers of SPECIALTY.

        C. SPECIALTY desires to obtain a license from GEN-PROBE to practice certain aspects of the inventions described and claimed in the Patent Rights to conduct testing on patient samples within SPECIALTY's and its Affiliates' reference laboratories and to make, have made, use, and export for use by SPECIALTY Licensed Products and Licensed Methods as defined below, and GEN-PROBE is willing to grant such a license and provide to SPECIALTY GEN-PROBE's current version of nucleic acid sequences pertinent to the Field as defined below on the terms and subject to the conditions provided herein.

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

        1.1. "Affiliate" shall mean a corporation or other legal entity that controls, is controlled by, or is under common control with such party. For purposes of this definition, "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors of a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation, but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), the "Affiliate" includes any company in which a party owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

        1.2. "Assay" shall mean any analytical process incorporating a Licensed Product and/or a Licensed Method for determining the presence or amount of at least one analyte in a human sample.

        1.3. "Assay Series" shall mean a series of two or more analytical processes used to test a sample from a single patient or samples from a collection of patients wherein (i) at least one of such analytical processes incorporates a Licensed Product and/or a Licensed Method to determine the presence or amount of at least one analyte in the sample(s) and (ii) the result obtained with the Licensed Product or Licensed Method is used to direct further testing using other members of the Assay Series or the result obtained with the Licensed Product or Licensed Method is used in combination with the results of the other members of the Assay Series to generate a reportable result on the specimen.

        1.4. "Calendar Quarter" shall mean, for each calendar year, the quarter beginning on each January 1, April 1, July 1 or October 1 of such year, without regard to whether such dates are otherwise business days.

        1.5. "Calendar Year" shall mean any calendar year commencing on January 1 and ending on December 31; provided, however, that the 2000 Calendar Year shall be the period commencing on the date hereof and ending on December 31, 2000.

        1.6. "Confidential Information" shall mean all information and materials, patentable or otherwise, of a Party which are not generally known or available, are treated as private and confidential by the disclosing Party and are disclosed by or on behalf of such Party to the other Party pursuant to this Agreement, including, but not limited to, probe sequences and design information, formulations, techniques, methodology, equipment, data, reports, customer lists, pre-clinical and clinical trials and the results thereof, sources of supply, patent applications and business plans, including any negative developments, whether or not related to this Agreement.

        1.7. "Dispute" shall mean any controversy or claim relating to, arising out of or in any way connected to any provision of this Agreement.

        1.8.    "Effective Date" shall mean the date first set forth above.

        1.9. "Exchange Rate" shall mean, with respect to any amount to be converted from a foreign currency to U.S. dollars hereunder, the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last business day of the Calendar Quarter preceding the applicable Calendar Quarter. Such payments shall be without deduction of exchange, collection or other charges.

        1.10. "Field" shall mean the performance of human, clinical diagnostic Assays and Assay Series using one or more nucleic acid probes, including [***]* which are designed to detect [***]* in a human sample. "Field" shall NOT include Assays and Assay Series only to detect, quantitate or identify any group of organisms less than or different than that [***]*.


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         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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        1.11.   "First Commercial Sale" shall mean the first receipt of revenues by SPECIALTY or an Affiliate of SPECIALTY for performance of an Assay or Assay Series incorporating a Licensed Product and/or using a Licensed Method.

        1.12. "Licensed Method" shall mean any method, the use or practice of which would constitute, but for the license granted herein, an infringement of one or more issued Valid Claims of the Patent Rights or one or more pending Valid Claims of the Patent Rights (as if such pending Valid Claims were issued).

        1.13. "Licensed Product" shall mean any product, the manufacture, use, sale, offer to sell or importation of which would, in the absence of the license granted herein, constitute an infringement of one or more issued Valid Claims of the Patent Rights or one or more pending Valid Claims of the Patent Rights (as if such Valid Claims were issued).

        1.14.   "Net Royalty Sales" shall have the meaning set forth in
Section 3.2.

        1.15. "Party" or "Parties" means, in the singular, GEN-PROBE or SPECIALTY and in the plural, GEN-PROBE and SPECIALTY.

        1.16.   "Patent Rights" shall mean all Valid Claims (defined below) of
(i) the patents listed on Exhibit A, including all reissues, reexaminations, renewals and extensions thereof, and (ii) any patent issuing from a U.S. or foreign application which is entitled to the benefit of the filing date of an application leading to a patent listed on Exhibit A. Patent Rights granted herein shall be limited to the Field defined in Paragraph 1.11.

        1.17. "Royalty Period" shall mean the Calendar Quarter, or partial Calendar Quarter, commencing with the date of the First Commercial Sale of any Licensed Product in each country, and each Calendar Quarter thereafter.

        1.18.   "Royalty Termination Date" shall have the meaning set forth in
Section 8.1.

        1.19. "Term" shall mean the term of this Agreement, consisting of the period from the date hereof until termination of this Agreement in accordance with Article VIII hereof.

        1.20.   "Territory" shall mean worldwide.

        1.21. "United States" shall mean the United States of America, its territories and possessions.

        1.22.   "U.S. Dollar" shall mean the United States dollar.

        1.23. "Valid Claim" shall mean, any claim of the Patent Rights which is (i) included in an issued patent that has not been held unenforceable or invalid by any governmental agency or court of competent jurisdiction in any unappealable or unappealed decision or (ii) is pending in a patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling.

                                   ARTICLE II
                                 GRANT OF RIGHTS

        2.1. LICENSE GRANT. Subject to the terms and conditions of this Agreement, GEN-PROBE hereby grants SPECIALTY and SPECIALTY hereby accepts a non-exclusive, non-transferable, royalty-bearing license under Patent Rights (i) to practice Licensed Methods in the Field within SPECIALTY's and is Affiliates' reference laboratories and (ii) to make, have made, use, and export Licensed Products solely for use by SPECIALTY and its Affiliates, if any, in the practice of Licensed Methods in the Field. License grant shall not include the right to sell Licensed Product and/or Licensed Method to third parties.

        2.2. GEN-PROBE RETAINED RIGHTS. GEN-PROBE shall retain the unrestricted right to make, have made, use, sell or offer for sale and/or to license the same, for any purpose whatsoever, the property which is the subject of this Agreement, inside or outside the Field. Except for the licenses expressly granted under section 2.1, no right, title, or interest in any discovery, invention or other technology, data or information (or any patent, copyright, trademark, or other intellectual property rights therein) of GEN-PROBE shall pass to SPECIALTY under this License. GEN-PROBE shall not be under any obligation to grant to SPECIALTY any additional rights, other than those granted by section 2.1, in any patent, copyright, trademark, or other intellectual property, nor shall GEN-PROBE be restricted with respect thereto.

        2.3. LIMITATION OF RIGHTS. SPECIALTY acknowledges that its rights under Patent Rights are limited to those expressly granted herein and that SPECIALTY is not granted the right to sell, transfer, or otherwise make available to third parties Licensed Products and/or Licensed Methods for use outside the Field. Nothing in this Agreement shall be interpreted as giving SPECIALTY the right to analyze, dissect, or disassemble any instrument, reagent, component, object, software or other property of GEN-PROBE provided under the terms of this Agreement in order to circumvent the need for a license of the technology reflected therein. The licenses granted hereunder do not include a license for research and development activities which are intended to identify means by which the need for the license can be avoided.

        2.4. SUBLICENSING. The license rights granted by GEN-PROBE to SPECIALTY under this Article 2 are without right to grant sublicenses, except that SPECIALTY shall have the right to sublicense such rights to its Affiliates (subject to all of the limitations and restrictions contained herein) in connection with the development, design or supply of products, components or materials to SPECIALTY or its Affiliates for or in connection with the activities licensed under this Article II.

        2.5. INVENTIONS, DISCOVERIES AND IMPROVEMENTS. SPECIALTY hereby grants and GEN-PROBE hereby accepts a worldwide, non-exclusive, fully paid-up license to make, have made, use, sell and offer to sell any product or process embodying an invention, discovery or improvement made by SPECIALTY, or an Affiliate of SPECIALTY, using or derived through the use of the Patent Rights and/or GEN-PROBE's confidential Information. GEN-PROBE shall have the right to grant sublicenses to third parties to make, have made, use, sell and offer to sell products and processes embodying such inventions, discoveries and improvements.

        2.6. PATENT MARKING. SPECIALTY agrees to mark all Licensed Products made, used under the terms of this Agreement, or their containers, with the patent number or numbers of any applicable patent practiced thereby.

                                   ARTICLE III
                               FEES AND ROYALTIES

        3.1. PERCENTAGE ROYALTIES. SPECIALTY agrees to pay GEN-PROBE royalties with respect to each and every Assay or Assay Series performed by SPECIALTY or an Affiliate of SPECIALTY. The amount of royalties payable under this Section 3.1 shall be determined on a Calendar Quarter basis and, for any Calendar Quarter, such amount shall be calculated by taking the product of (A) the Net Royalty Sales for such Calendar Quarter, multiplied by (B) the Applicable Royalty Rate.

        3.2. NET ROYALTY SALES. In any Calendar Quarter Net Royalty Sales shall mean the aggregate amount of revenue in U.S. Dollars (converted as necessary for sales made in a currency other than U.S. Dollars into U.S. Dollars at the applicable Exchange Rate on the last business day of such Calendar Quarter in accordance with Section 1.10 above) received or receivable by SPECIALTY and its Affiliates in consideration of performance of an Assay or Assay Series (including revenues received for services and materials) during such Calendar Quarter. In the event an Assay Series is performed, the Net Royalty Sales shall be calculated on the consideration received for the Assay Series and not limited to a single assay within the series. The applicable royalty rate shall be [***]* of the Net Royalty Sales. For any Assay or Assay Series performed for consideration other than cash, the Net Royalty Sales shall be deemed to be the average price charged by SPECIALTY or its Affiliates for the performance of an identical Assay or Assay Series in such country during such Calendar Quarter in "arms-length" transactions and only the total amount of all excise taxes, sales taxes, value added taxes, consumption taxes, customs duties and other taxes or duties (excluding income taxes or franchise taxes) imposed with respect to any such sales.

        3.3.    REPORTS AND PAYMENTS.

                3.3.1. ROYALTY REPORTS. Commencing with the First Commercial Sale of a Licensed Product in the Territory, within thirty (30) days after the conclusion of each Royalty Period, SPECIALTY shall deliver to GEN-PROBE a report containing the following information:

                        a. The total number of Assays and Assay Series conducted;

                        b. Gross revenues received for the performance of Assays and Assay Series, in each country of sale, made by SPECIALTY and its Affiliates during the applicable Royalty Period;

                        c. Calculation of Net Royalty Sales for the applicable Royalty Period in each country of sale;


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         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                        d.      Total Net Royalty Sales in U.S. dollars for the
        applicable Royalty Period, together with the exchange rates used for conversion; and

                        e. Calculation of the royalty amount payable to GEN-PROBE for the applicable Royalty Period.

All such reports shall be maintained in confidence by GEN-PROBE. If no royalties or other payments are due to GEN-PROBE for any period, the report shall so state.

                3.3.2. ROYALTY PAYMENTS. Concurrent with these reports, SPECIALTY shall remit to GEN-PROBE any payment due for the applicable Royalty Period. The method of payment shall be by check or wire transfer as directed from time to time by GEN-PROBE. All amounts payable to GEN-PROBE under this Section will first be calculated in the currency of sale and then converted into U.S. dollars in accordance with Section 1.10 and, to the extent permitted by applicable law, such amounts shall be paid without any deduction for withholding taxes, value-added taxes, or any other changes applicable to such payments.

        3.4. PAYMENTS IN U.S. DOLLARS. All payments due under this Agreement shall be payable in U.S. dollars. Conversion of foreign currency to U.S. dollars shall be made in accordance with Section 1.10.

        3.5. RECORDS. SPECIALTY shall keep, and shall require that its Affiliates keep, for a period of not less than three (3) years after each Calendar Year, complete, true and accurate books of account and other records containing all information and data which may be necessary to ascertain and verify the amount of royalties payable hereunder for such Calendar Year, including, without limitation, detailed backup for the computations of Net Royalty Sales which records shall contain sufficient information to permit GEN-PROBE to confirm the accuracy of any reports delivered to GEN-PROBE in accordance with Section 3.4. During the term of this agreement and for a period of three (3) years thereafter, GEN-PROBE shall have the right from time to time (not to exceed twice during each Calendar Year) to cause an independent certified public accountant to inspect, in confidence, and audit all such books and records at its expense, during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement and shall provide SPECIALTY with a copy of any report given to GEN-PROBE. The parties shall reconcile any underpayment or overpayment within thirty (30) days after the accountant delivers the results of the audit. In the event that any audit performed under this Section reveals an underpayment in excess of five percent (5%) in any Royalty Period, SPECIALTY shall bear the full cost of such audit.

        3.6. LATE PAYMENTS. Any payments by SPECIALTY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at an annual rate of two percentage points above the annual prime rate of interest most recently declared by Wells Fargo Bank (or its successor), calculated based on the number of days that payment is delinquent.

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                                   ARTICLE IV
                   DISCLOSURE, PATENT PROTECTION, INFRINGEMENT

        4.1. DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Subject to the confidentiality requirement of Article VI, GEN-PROBE shall disclose to SPECIALTY, from time to time such portions of GEN-PROBE's technology as may be mutually agreed between the parties.

        4.2. PROSECUTION OF PATENT FILINGS BY GEN-PROBE. GEN-PROBE shall, at its own expense, secure and maintain patents on modifications made during the Term, if, in GEN-PROBE's sole discretion, it is an appropriate business decision to do so. If GEN-PROBE elects not to file or maintain a patent on any modification, it shall notify SPECIALTY of its decision in sufficient time to allow SPECIALTY, in its discretion, to assume responsibility for such filing or maintenance. In such event, GEN-PROBE shall receive a non-exclusive license to practice under any patent obtained by SPECIALTY.

        4.3. COOPERATION. SPECIALTY shall make available to GEN-PROBE, or its authorized attorneys, agents or representatives, reasonable access to such of its employees as GEN-PROBE may consider reasonably necessary to render assistance in connection with GEN-PROBE's preparation and submission of patent filings, and shall use its best efforts, at its sole cost and expense, to cause any such employees to execute and deliver any and all documents as may be necessary to evidence the right of GEN-PROBE to make such Patent filings.

        4.4.    INFRINGEMENT BY THIRD PARTIES.

                        (a) If SPECIALTY becomes aware of any known or suspected infringement by a third party on any patents or copyrights, or any unauthorized use or misappropriation of know-how, Confidential Information or other proprietary rights in any way pertaining to the Patent Rights, SPECIALTY shall notify GEN-PROBE, in writing, within two (2) weeks of learning of such infringement and shall provide all available supporting information known to SPECIALTY regarding any such infringement, unauthorized use or misappropriation.

                        (b) If GEN-PROBE, at its own expense, commences a suit under this Section 4.5, SPECIALTY shall provide reasonable cooperation and assistance to GEN-PROBE in connection with any such suit, without any charge therefor other that reasonable out-of-pocket expenses.

                        (c)     In the event GEN-PROBE commences a suit under
Section 4.5, GEN-PROBE may require SPECIALTY to join in such suit as a party, but SPECIALTY shall have no obligation to participate in the litigation except to the extent action is required of a named party to the suit. If SPECIALTY is required to join in any such suit, SPECIALTY shall have the right, at its sole expense, to participate and be represented in any such suit by its own counsel, which counsel shall be reasonably acceptable to GEN-PROBE.

        4.5. ALLEGED INFRINGEMENT ON RIGHTS OF THIRD PARTIES. In the event that any Third Party makes a written claim or demand, or brings an action, suit or proceeding against either Party (or any of its Affiliates), alleging infringement of such third party's patent rights or copyrights or unauthorized use or misappropriation of its know-how, Confidential Information or other proprietary rights, arising out of, in connection with or relating to any Licensed Products or Patent Rights, such Party shall promptly notify (within two
(2) weeks of receiving notice of such claim) the other Party in writing, and provide copies of all materials or papers received by or served on such Party from or by such Third Party. Each Party agrees to make available to the other Party, without charge, its advice and assessment with respect to the technical merits of any matter which is the subject of any such claim, demand, action, suit or proceeding.

                                    ARTICLE V
                          REPRESENTATION AND WARRANTIES

        5.1. AUTHORIZATION. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

        5.2. OWNERSHIP OF PATENT RIGHTS. GEN-PROBE represents and warrants that it possesses the exclusive right, title, and interest in and to the Patent Rights and that it has the full legal right and power to enter into obligations and grant the rights and licenses set forth in this Agreement.

        5.3. LIMITATION OF WARRANTIES. The license and rights provided herein are provided WITHOUT WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

        5.4. LIMITATION OF LIABILITY. IN NO EVENT WILL GEN-PROBE BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM SPECIALTY EXERCISE OF THIS LICENSE OR ITS USE OF LICENSED PRODUCTS OR METHODS.

        5.5. DISCLAIMER OF WARRANTIES. Nothing in this Agreement shall be construed as:

                5.5.1. A warranty or representation by GEN-PROBE as to the validity or scope of any patent included within the Patent Rights;

                5.5.2. A warranty or representation that the exploitation of the Patent Rights or the manufacture, use or sale of a Licensed Product is or will be free from infringement of patents of third parties;

                5.5.3. An obligation of either Party to bring or prosecute actions or suits against Third Parties for infringement;

                5.5.4. An obligation of GEN-PROBE to maintain any patent or to continue to prosecute any patent application included within the Patent Rights in any country;

                5.5.5. An obligation of either Party to furnish any Confidential Information or know-how;

                5.5.6. Creating any agency, partnership, joint venture or similar relationship between GEN-PROBE and specialty; or

                5.5.7. Conferring by implication, estoppel or otherwise any license, immunity or right under any patent of GEN-PROBE other than those specified in Patent Rights.

                                   ARTICLE VI
                                 CONFIDENTIALITY

        6.1. TREATMENT OF CONFIDENTIAL INFORMATION. SPECIALTY shall maintain the Confidential Information of GEN-PROBE in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except that SPECIALTY shall have the right to disclose Confidential Information to its employees who have a need to know such information in order to fulfill the objectives of this Agreement. SPECIALTY hereby agrees to exercise its best efforts and precautions (at least the same degree of care that SPECIALTY uses to protect its own Confidential Information) to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, agents and Affiliates which shall include obtaining appropriate secrecy or confidentiality undertakings from such persons. SPECIALTY shall be responsible for any breach of any such undertakings by its employees, agents or representative.

        6.2.    EXCEPTIONS TO CONFIDENTIALITY.

                6.2.1.  The restrictions on disclosure and use set forth in
Section 5.1 shall not apply:

                        a. To information which was generally available to the public at the time of disclosure, or information which becomes available to the public after disclosure by Disclosing Party other than through fault of the Receiving Party.
                        b. To information which can be shown to have been already known to the Receiving Party prior to its receipt from the Disclosing Party.
                        c. To information which is obtained at any time lawfully from a third party under circumstances permitting its use or disclosure to others.
                        d. To information which is developed independently by Receiving Party as evidenced by written records other than through knowledge of the Confidential Information.
                        e. To information required to be disclosed by the Receiving Party to comply with a court or administrative order provided the Receiving Party furnishes prompt notice (in no event less than 3 days) to Disclosing Party to enable it to resist such disclosure.

                6.2.2. The foregoing exceptions to Confidential Information shall not operate to exclude from Confidential Information that which (i) is merely embraced by more general information available on a nonconfidential basis or, (ii) consists of a combination of features, each of which may be publicly available, but wherein the combination itself and its principle of operation constitute Confidential Information because they are not embraced by corresponding information which is within one of the foregoing exceptions.

                                   ARTICLE VII
                                 INDEMNIFICATION

        7.1. INDEMNIFICATION BY SPECIALTY. SPECIALTY hereunder agrees to indemnify, hold harmless and defend GEN-PROBE, its officers, employees and agents against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of SPECIALTY's exercise of the license and rights granted herein including any sale, manufacture or use of a Licensed Product or Licensed Method. This indemnification will include, but not be limited to, any product liability.

        7.2. INDEMNIFICATION BY GEN-PROBE. GEN-PROBE shall indemnify, defend, and hold harmless SPECIALTY and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them which results from a claim, suit, action, or demand (or a judgment with respect thereto) initiated by a Third Party alleging that the actions of GEN-PROBE under the Patent Rights constitute negligence, willful malfeasance or misfeasance, patent infringement or product liability except to the extent of SPECIALTY's contributory negligence, willful malfeasance or misfeasance, patent infringement or product liability.

        7.3. NOTIFICATION REQUIREMENT. SPECIALTY shall promptly notify GEN-PROBE in writing of any claim which SPECIALTY believes it may have a right of indemnification under this Agreement.

                                  ARTICLE VIII
                              TERM AND TERMINATION

        8.1. TERM. Unless sooner terminated as provided herein, this Agreement shall commence on the Effective Date and shall remain in effect for two (2) years unless earlier terminated as provided in this Article VIII. Prior to the end of said term, Parties may mutually agree to renew this Agreement in writing on the same terms and conditions for one (1) year periods using the Renewal Agreement, an example of which is attached hereto in Exhibit B.

        8.2. TERMINATION BY GEN-PROBE. In the event that SPECIALTY fails to make timely payment of any amounts due to GEN-PROBE under this Agreement, including amounts due under Article II hereof, GEN-PROBE may terminate this Agreement upon thirty (30) days written notice to SPECIALTY unless SPECIALTY pays all past-due amounts prior to the expiration of such thirty (30)-day notice period.

        8.3.    OTHER MATERIAL BREACH.

                8.3.1. In the event that either Party commits a material breach of any of its obligations under this Agreement, other than that stated in
Section 8.3, and such Party fails to remedy that breach within ninety (90) days after receiving written notice thereof from the other

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         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Party, that other Party may immediately terminate this Agreement upon written notice to the breaching Party.

        8.4.    EFFECT OF TERMINATION.

                8.4.1. Upon termination of this Agreement at the end of the Term and any extensions or renewal thereof, SPECIALTY and/or Affiliates shall not retain any right granted by GEN-PROBE nor owe any obligation to GEN-PROBE except that SPECIALTY will remain obligated to make any required payments and reports pursuant to Article III for the period immediately prior to termination.

                8.4.2. Upon the termination of this Agreement by GEN-PROBE pursuant to 8.3, SPECIALTY's rights under the Patent Rights shall terminate immediately. The following provisions shall survive such termination of this
Agreement: Articles I, III, IV, V, VI, VII, VIII, IX and X as well as SPECIALTY's obligations to make payments and reports pursuant to Article III with respect to Licensed Products developed using the Patent Rights during the term of this Agreement.

        8.5. NOTICE OF TERMINATION. SPECIALTY agrees that, in the event that this Agreement is terminated pursuant to the terms hereof, SPECIALTY shall so notify each Affiliate within twenty (20) days of such termination and shall enforce against each Affiliate the requirements of Section 8.4.

                                   ARTICLE IX
                                     EXPORT

         9.1. ACKNOWLEDGMENT. The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving all necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. Each Party covenants and agrees to comply with all applicable treaties, laws, statutes, rules and regulations of any federal, state, local or foreign governmental entity or instrumentality, including, without limitation, the provisions of the United States Export Administration Act of 1969, as amended, and all other applicable export laws, restrictions and regulations of the department of commerce and the FDA. The receiving Party shall provide the exporting Party with any information, materials, certifications or other documents which may be reasonably required in connection with such export laws, restrictions and regulations.

         9.2. WRITTEN ASSURANCE. Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, a Party receiving an export agrees to not knowingly export or re-export any technical data or materials furnished to such Party under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so (if required) from the United States Department of Commerce, the United States Food and Drug Administration and/or other appropriate United States Governmental agencies, into any country to which restrictions apply.

                                    ARTICLE X
                                   ARBITRATION

        Any controversy, claim or dispute existing out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration in San Diego County, State of California and any judgment upon the award rendered by arbitration may be entered in any Court having jurisdiction. If arbitration is necessary pursuant to this paragraph, the Parties shall agree upon a single arbitrator. If the Parties are unable to agree on an arbitrator, then they will obtain nominations of three potential arbitrators from Judicial Arbitration and Mediation Services ("JAMS") and each party will have the right to strike one candidate's name from the list. JAMS will then designate the arbitrator. Any arbitration award shall also include, but shall not be limited to, any and all court or arbitration costs, attorney fees and any other costs or charges reasonably necessary to adjudicate the controversy, in addition to any and all damages deemed fair by the Arbitrator(s). Nothing contained herein shall deprive any party of his or her right to obtain injunctive or other equitable relief.

                                   ARTICLE XI
                                  MISCELLANEOUS

        11.1. FORCE MAJEURE. Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event performance of this Agreement is prevented by FORCE MAJEURE and such excuse shall continue as long as the condition constituting such FORCE MAJEURE continues, plus thirty (30) days after the termination of such condition. For purposes of this Agreement, FORCE MAJEURE is defined as follows:

                  Causes beyond the control of GEN-PROBE or SPECIALTY including acts of God; war; any regulations, acts, rules, orders, proclamations, requirements or laws of any government; civil commotion; strike, lockout or other industrial dispute; destruction of production facilities or material by fire, water, earthquake or storm; plant breakdown or failure of equipment; inability to obtain equipment and/or supplies; epidemics; failure of public utilities or common carriers; or by any circumstances whatsoever beyond a Party's reasonable control.

        11.2. SPECIFIC PERFORMANCE AND INJUNCTION. The Parties agree that irreparable damage will occur in the event that the provisions of Article VI are not specifically enforced. In the event of a breach or threatened breach of any such provisions, SPECIALTY agrees that GEN-PROBE shall, in addition to all other remedies, be entitled to temporary or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy and without the necessity of posting any bond, and/or a decree for specific performance, in accordance with the provisions hereof.

        11.3. GOVERNING LAW. This Agreement will be construed and governed by the laws of the State of California, without giving effect to conflict of law provisions and excluding the United Nations Convention of Contracts for the International Sale of Goods, except that any arbitration hereunder shall be governed by Article X herein.

        11.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

        11.5. NO THIRD PARTY BENEFITS. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto or their permitted assigns, any benefits, rights or remedies.

        11.6. REGISTRATION. In the event that this Agreement is required to be registered with any governmental authority in the Territory, SPECIALTY shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

        11.7. HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

        11.8. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

        11.9. ASSIGNMENT. SPECIALTY does not have the right to assign, delegate, mortgage, pledge, hypothecate, sublicense or otherwise transfer any rights or obligations under this Agreement without the prior written consent of GEN-PROBE. Any such purported transfer without such consent shall be deemed void and without effect. For purposes of this Agreement, "assignment" shall include
(I) the transfer of substantially all of the assets of a party, even if this Agreement is specifically excluded from such transfer and (II) any change in the ultimate beneficial control of a Party. Notwithstanding the foregoing, either Party may assign and transfer this Agreement, including all its rights and obligations hereunder, to any Affiliate of such Party, provided that such assignment shall not relieve the assigning Party or its obligations hereunder. GEN-PROBE may assign and transfer this Agreement, including all its rights and obligations hereunder, to any Party succeeding to substantially all its business, and GEN-PROBE may assign or transfer any right to receive payments hereunder upon reasonable prior written notice to SPECIALTY.

        11.10. COMPLIANCE WITH LAW. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

        11.11. NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

   If to GEN-PROBE:                          If to SPECIALTY:

   Gen-Probe Incorporated                    Specialty Laboratories
   10210 Genetic Center Drive                2211 Michigan Avenue

   San Diego, California 92121-4362          Santa Monica, California
   Attn:  Henry L. Nordhoff                  Attn:  James B. Peter, M.D., Ph.D.
   President & CEO                           Chairman
   (858) 410-8902                            (310) 828-6543
   Facsimile:  (858) 410-8871                Facsimile:  (310) 588-7371

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this section.

        11.12. AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

        11.13. SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid, or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

        11.14. ATTORNEYS' FEES. If either Party hereto commences an arbitration or other action against the other Party to enforce any of the terms hereof or because of the breach by such other Party of any of the terms hereof, the prevailing Party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing Party in connection with such action, including, without limitation, all reasonable attorneys' fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

        11.15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof.

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

GEN-PROBE INCORPORATED                     SPECIALTY LABORATORIES


By:      /s/ HENRY L. NORDHOFF             By:      /s/ JAMES B. PETER
   -----------------------------              ---------------------------------
Name:    HENRY L. NORDHOFF                 Name:    JAMES B. PETER, M.D., PH.D.
    ----------------------------               --------------------------------
Title:   PRESIDENT & CEO                   Title:   CHAIRMAN
    ----------------------------               --------------------------------

                                    EXHIBIT A

                             GEN-PROBE INCORPORATED

                            U.S. AND FOREIGN PATENTS



                                     [***]*

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*  PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
   CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B

                      LICENSE AGREEMENT RENEWAL NUMBER ONE

        This Renewal Agreement ("Renewal") is made and entered into as of [***]* by and between (collectively referred to herein as "Parties"):

GEN-PROBE INCORPORATED, a Delaware corporation, having offices at 10210 Genetic Center Drive, San Diego, California 92121-1362 ("GEN-PROBE"); and

SPECIALTY LABORATORIES, having offices at 2211 Michigan Avenue, Santa Monica, California 90404, ("SPECIALTY").

                                    RECITALS

        SPECIALTY and GEN-PROBE entered into that License Agreement having an effective date of February 1, 2000, a copy of which is attached and incorporated herein and made a part of this Renewal as if fully set forth herein ("License").

                                      TERMS

        NOW, THEREFORE, in consideration of the mutual promises contained herein and other and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. That the term of the License attached hereto shall be extended for the time period commencing [***]* and terminating [***]*

2. That the Renewal shall be on the same terms, covenants and conditions as set forth on the attached License except as set forth below:

        IN WITNESS WHEREOF, the Parties have entered into this Renewal Agreement on the day and year written below.

GEN-PROBE INCORPORATED                      SPECIALTY LABORATORIES


By:                                         By:
   ----------------------------                ----------------------------
Name:    HENRY L. NORDHOFF                  Name:
     --------------------------                  --------------------------
Title:   PRESIDENT & CEO                    Title:
      -------------------------                   -------------------------
Date:                                       Date:
     --------------------------                  --------------------------

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         * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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